REINSTATEMENT AND MODIFICATION AGREEMENT

                                Loan No. 700144

     THIS REINSTATEMENT AND MODIFICATION AGREEMENT (this "Agreement"), dated as of December 31, 1997, is made by and between ANGELES PARTNERS XII, a California limited partnership ("Borrower"); and CHASE MANHATTAN BANK, successor by merger to Chemical Bank, as Trustee under that certain Pooling and Servicing Agreement dated November 1, 1993, for Commercial/Multifamily Mortgage Pass-Through Certificates, Series 1993-1 ("Lender").


                                    RECITALS

     Lender is the owner and holder of a loan from Phoenix Mutual Life Insurance Company ("Original Lender") to Borrower in the amount of $11,000,000.00 (the "Loan"), secured by certain property located in the City of Bedford Heights, Cuyahoga County, Ohio, commonly known as Southpointe Apartments. The Loan is evidenced by that certain Ohio Promissory Note, dated June 30, 1989, from Borrower to the order of Original Lender in the original principal amount of $11,000,000.00 (the "Note"). The Loan is secured by, among other things, (i) that certain Mortgage and Security Agreement, dated June 30, 1989, from Borrower in favor of Original Lender, recorded in Volume 89-3211, page 1, Cuyahoga County, Ohio records (the "Mortgage"), (ii) those certain UCC Financing Statements No. 1134666 and 1134667, having Borrower, as Debtor, and Original Lender, as Secured Party, filed June 30, 1989, in the aforesaid records and by those certain UCC Financing Statements No. AB0018724 and AB0018725, filed
July 3, 1989, with the Secretary of State of Ohio (the "Financing Statements"), and (iii) that certain Assignment of Lessor's Interests in Lease(s), dated
June 30, 1989, from Borrower in favor of Original Lender, recorded in Volume 89-3211, page 35, Cuyahoga County, Ohio, records (the "Assignment of Leases"). Borrower also indemnified Original Lender with respect to certain environmental hazards pursuant to that certain Indemnity Agreement, dated as of July __, 1989 (the "Indemnity;" and the Note, the Mortgage, the Financing Statements, the Assignment of Leases, the Indemnity and any and all other documents evidencing, securing or in any matter relating to the Loan are hereinafter referred to collectively as the "Loan Documents"). The real and personal property encumbered by the Mortgage, the Assignment of Leases and the Financing Statements is hereinafter referred to as the "Property."

     Borrower defaulted on the Loan by, among other things, failing to make the April, May, June, July, August, September and October, 1997, payments on the Loan when the same became due (the "Payment Defaults"). In addition, Borrower defaulted under the Loan Documents by failing to pay certain real estate taxes on the Property when the same became due and payable (the "Taxes Default"). Following the Taxes Default, Lender funded the amount of $22,756.62 as a protective advance pursuant to the Mortgage (the "Existing Protective Advance") for the purpose of paying past due real estate taxes on the Property.

     Borrower and Lender have agreed that Borrower will cure the Payment Defaults and the Taxes Default, that Lender will reinstate the Loan, and that Borrower and Lender will modify the Loan and the Loan Documents in certain respects, all on and subject to all of the terms and conditions set forth in this Agreement and in those certain other documents and instruments listed on Exhibit "A" attached hereto and made a part hereof (collectively, the "Modification Documents").


                                   AGREEMENT

     NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) in hand paid, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

     1. Cure of Defaults. Borrower acknowledges the occurrence of the Payment Defaults and the Taxes Default, and covenants and agrees that, simultaneously with the execution and delivery of this Agreement, (a) Borrower shall cure the Payment Defaults under the Loan by paying to Lender past due interest in the total amount of $629,933.36 (the "Cure Amount"), (b) Borrower shall pay $6,150.00 in attorneys' fees and other expenses incurred by Lender in connection with the Payment Defaults and the negotiation, execution and delivery of this Agreement, and (c) Borrower shall cure the Taxes Default by covenanting to repay the Existing Protective Advance to Lender in accordance with paragraph 5, below.

     2. Reinstatement of Loan. By virtue of the payment by Borrower of the Cure Payment in accordance with this Agreement and the covenants made by Borrower in this Agreement to repay the Existing Protective Advance, the existing Payment Defaults and the Taxes Default shall be deemed cured; and Lender hereby reinstates the Loan and the Loan Documents as of the date of this Agreement. Notwithstanding the foregoing, however, nothing in this Agreement shall be deemed a waiver by Lender of any of Lender's rights and remedies with respect to any other defaults, "Defaults," events of default or "Events of Default" which may now or hereafter exist under the Note, the Mortgage or any of the other Loan Documents, including, without limitation, the right to accelerate the indebtedness outstanding under the Loan as a result thereof, all of which rights and remedies are hereby expressly reserved.

     3.   Status of Loan and Loan Documents.  Borrower acknowledges and agrees
(a) that Lender is the owner and holder of the Loan and the Loan Documents, and
(b) that, as of the date of this Agreement and following payment of the Cure Amount pursuant to paragraph 1, above, (i) the unpaid principal balance of the
Note is $11,000,000.00, (ii) the interest rate presently in effect under the Note, being the "Revised Rate" defined therein, is 8.59% per annum,
(iii) interest has accrued and remains unpaid under the Note for the month of December, 1997, through the date of this Agreement, and (iv) the next monthly payment under the Note becomes due and payable on January 1, 1998. Borrower further acknowledges, agrees and reaffirms that the Loan Documents, as reinstated by this Agreement and as modified by this Agreement and the other Modification Documents, constitute valid and legally binding obligations of Borrower and are enforceable against Borrower and the Property in accordance with their terms. Borrower further acknowledges and agrees that, except as expressly provided herein, this Agreement is not intended to be, and shall not be deemed or construed to be, a waiver or release by Lender of any of Lender's rights and remedies under the Loan or the Loan Documents, or any of them.

     4. Capital Improvements. Borrower warrants and represents to Lender that during calendar year 1997, Borrower has installed new boilers in the Property at a cost to Borrower of $69,950, which cost Borrower has already paid in full from unborrowed funds. Contemporaneously with the execution and delivery of this Agreement, Borrower has provided to Lender evidence satisfactory to Lender that such boilers have been installed and such expense has been paid. Borrower further warrants and represents to Lender, and Borrower covenants and agrees, that between the date of this Agreement and the date which is two (2) years following the date of this Agreement, Borrower shall invest (from unborrowed funds of Borrower) an additional $80,050 for capital improvements at the Property, and shall deliver to Lender evidence satisfactory to Lender that such improvements have been made and such funds have been invested. For purposes of this Agreement, "capital improvements" shall mean physical or structural additions, alterations, installations or replacements the expenditures for which would be capital in nature, and shall exclude ordinary maintenance and repair, routine and scheduled replacements, and the purchase of movables or other personal property, intangibles, and other items the expenditure for which would ordinarily be expensed.

     5.   Protective Advances for Real Estate Taxes.

          (a) Existing Protective Advance. Borrower acknowledges that Lender has heretofore funded the Existing Protective Advance directly to the taxing authorities of Cuyahoga County, Ohio, for the payment of past due real estate taxes on the Property, and Borrower acknowledges and agrees that such Existing Protective Advance was duly and validly made by Lender as a protective advance pursuant to Section 3.1 of the Mortgage, and constitutes indebtedness which is secured by the Mortgage. Notwithstanding anything to the contrary in the Mortgage, Lender and Borrower have agreed that interest shall accrue on the Existing Protective Advance at the rate of 9% per annum from the date of the Existing Protective Advance until full repayment. Simultaneously with the execution and delivery of this Agreement, Borrower shall pay to Lender the sum of $1,897.57, which sum is comprised of (i) the interest having accrued on the Existing Protective Advance at the rate of 9% per annum from July 8, 1997, through and including August 31, 1997, and (ii) an amount equal to three (3) times the "Protective Advances Installment Amount" (defined in paragraph 5(d), below) calculated as of October 1, 1997. In addition, Borrower covenants and agrees that on the first day of each calendar month hereafter, beginning November 1, 1997, and continuing through and including January 1, 2002, Borrower shall pay to Lender (in addition to all other payments due to Lender under the Loan Documents) a payment in an amount equal to the "Protective Advances Installment Amount" (defined in paragraph 5(d), below) calculated as of such payment date.

          (b) Additional Protective Advances. Borrower has represented to Lender that Borrower may not have sufficient funds to pay future real estate taxes which will come due on the Property as and when the same become due. Lender agrees that in the event Borrower cannot make any such payment in full when due, Lender will make an additional protective advance (an "Additional Protective Advance") under the Mortgage sufficient to cause such payment to be made in full, provided, however, (i) that Lender shall not be obligated to advance in the aggregate more than $157,243.38 in Additional Protective Advances pursuant to this paragraph 5(b), (ii) that Lender shall not be obligated to make any Additional Protective Advance if any default shall hereafter occur under this Agreement or any of the other Loan Documents, (iii) that Borrower shall comply with the advances request procedures set forth below, and (iv) that Borrower shall repay any and all Additional Protective Advances, with interest, in the manner provided in paragraph 5(d), below. In the event that Borrower believes that Borrower will not be able to make any real estate tax payment which hereafter becomes due on the Property, Borrower shall deliver to Lender at least sixty (60) days prior to the date on which such payment is to become due (a "Due Date") a copy of the tax bill showing the amount and Due Date of such payment, together with a written request by Borrower that Lender make an Additional Protective Advance, which request shall state the amount that Borrower will be able to pay (the "Borrower's Share") and the amount of the requested Additional Protective Advance. Provided that such requested Additional Protective Advance, if made, would not cause the sum of all Additional Protective Advances made by Lender to exceed $157,243.38 (the "Protective Advances Limit"), Lender shall, upon receipt by Lender from Borrower of the Borrower's Share in cash, cashier's check or wired funds at least fifteen
(15) business days prior to the Due Date, make the requested Additional Protective Advance and cause the subject taxes to be paid in full on or before the Due Date. Lender acknowledges that Borrower's failure to pay real estate taxes on the Property shall not constitute a default under the Loan Documents, provided Borrower requests Additional Protective Advances in accordance with the terms of this paragraph 5(b). Borrower acknowledges and agrees, however, that from and after such time, if any, as Lender has advanced Additional Protective Advances in an aggregate amount equaling or exceeding the Protective Advances Limit, Borrower's failure to pay real estate taxes on the Property as and when the same become due and payable strictly in accordance with the terms of the Mortgage shall be an Event of Default under the terms of the Mortgage.

          (c) Interest on Protective Advances. Borrower and Lender acknowledge and agree that the "Interest Rate for Advances" (as such term is defined in the Mortgage) is and shall be 9% per annum, and, accordingly, the Existing Protective Advance and any and all Additional Protective Advances made by Lender to or for the benefit of Borrower pursuant to this Agreement shall accrue interest daily at such rate. Borrower further acknowledges and agrees that such advances and all of such interest accruing thereon shall constitute indebtedness under the Loan Documents, shall be secured by the Mortgage, and, following the occurrence of a default under the Loan Documents, may be accelerated by Lender together with all other indebtedness outstanding under the Loan Documents.

          (d) Repayment of Protective Advances. Borrower covenants and agrees that beginning on October 1, 1997, and continuing on the first day of each calendar month thereafter through and including January 1, 2002, Borrower shall pay to Lender, in addition to all other payments due under the Loan Documents, an amount equal to the "Protective Advances Installment Amount" (defined below) calculated as of the date of such payment. For purposes of this Agreement, the "Protective Advances Installment Amount" as of a particular date shall mean the amount of the constant monthly payment which would fully amortize the "Protective Advances Balance" (defined below) as of such date over the number of full calendar months remaining between such date and January 1, 2002, at an interest rate of 9% per annum. The "Protective Advances Balance" as of a particular date shall mean the sum of the Existing Protective Advance and all Additional Protective Advances theretofore made by Lender, minus the sum of the principal portions of all of such advances that have theretofore been repaid to Lender prior to the last date, if any, upon which Lender has made an Additional Protective Advance. Within thirty (30) days following the date of any Additional Protective Advance by Lender, Lender shall deliver to Borrower a recalculation of the Protective Advances Balance, the Protective Advances Installment Amount, and the new amortization schedule corresponding thereto.

          (e) Tax and Assessments Escrow. Lender agrees that, notwithstanding any provision of the Loan Documents to the contrary, Borrower shall not be obligated to make monthly payments to Lender to fund a real estate taxes and assessments escrow account until the earliest to occur of the following dates:
(i) the date upon which any default occurs under this Agreement or any of the other Loan Documents, or (ii) the earliest date upon which Lender has funded Additional Protective Advances in the aggregate equaling or exceeding the Protective Advances Limit, or (iii) the date which is two (2) years following the date of this Agreement. From and after the earliest to occur of such dates, Borrower shall be obligated to make monthly payments to Lender to fund a real estate taxes and assessments account, strictly in accordance with the terms of the Loan Documents.

      6.  Modifications of Loan Documents.

          (a) Modification of Note. Borrower and Lender agree that the Note shall be modified and amended, and is hereby modified and amended, by deleting the words "July 1, 1999" from the first paragraph of the Note in each instance in which they appear, and by substituting in lieu thereof in each such instance the words "January 1, 2002." An intended effect of this modification and amendment is to extend the scheduled maturity date of the Note to January 1, 2002. Borrower and Lender further agree that all of the other Loan Documents shall be modified and amended, and are hereby modified and amended, so that from and after the date of this Agreement any reference in any such other Loan Document to the Note shall be deemed a reference to the Note as modified and amended by this Agreement.

          (b) Other Modification Documents. Simultaneously with the execution and delivery of this Agreement, Borrower and Lender have executed and delivered the other Modification Documents listed on Exhibit "A" attached hereto and made a part hereof, which modify the Loan Documents in certain respects.

          (c) Defaults Under This Agreement. Borrower acknowledges and agrees that this Agreement shall constitute one of the Loan Documents, and that any breach by Borrower of Borrower's warranties or representations in this Agreement and any default by Borrower under any of Borrower's obligations in this Agreement shall constitute a default hereunder and under the Note, and an "Event of Default" under the Mortgage.

          (d) Terminated Escrow Agreement. Borrower and Lender hereby acknowledge and agree that that certain Escrow Agreement dated June 30, 1989, among Borrower, Prior Lender and W. Lyman Case & Company has been terminated and is of no further force or effect, that no amounts remain escrowed thereunder, and that no party has any further obligations thereunder or with respect thereto.

     7. Management; Management Fees. Borrower represents to Lender that Insignia Residential Group, L.P. (the "Management Company") is presently managing the Property pursuant to that certain Management Agreement, dated November 25, 1992 (the "Management Agreement"). Borrower represents to and covenants and agrees with Lender that, notwithstanding anything to the contrary in the Management Agreement or in any subsequent management agreement or other agreement (written or oral), Borrower shall not pay to the Management Company or to any other manager or management company in or with respect to any calendar month management fees in excess of three percent (3%) of gross revenues from the operation of the Property in such calendar month, without the prior written consent of Lender.

     8. Release of Lender. Borrower, for itself, its successors and assigns, does hereby remise, release, acquit, waive, satisfy and forever discharge Lender from and with respect to any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, objections, defenses, setoffs, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, whether known or unknown, either now accrued or hereafter maturing, which Borrower now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the date of this Agreement, including specifically, but without limitation, matters arising out of or relating to the Loan, the Loan Documents or the indebtedness evidenced and secured thereby, the Property or the development, financing and operation thereof, or any other agreement or transaction between Borrower and Lender; and Borrower for itself, its successors and assigns, does hereby covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against Lender by reason of or in connection with any of the foregoing matters, claims or causes of action. Lender acknowledges and agrees that the foregoing release and covenant not to sue does not apply to any claims or causes of action arising out of or resulting from any breach by Lender of any of Lender's obligations under this Agreement.

     9. Cooperation With Lender Following Default. Borrower acknowledges, represents, reaffirms, covenants and agrees that, following the occurrence of any default hereunder or under the Note, or any "Event of Default" under the
Mortgage:

          (a) Covenant of Non-Interference. Borrower shall not take any action of any kind or nature whatsoever, either directly or indirectly, to oppose, impede, obstruct, hinder, enjoin or otherwise interfere with the exercise by Lender of any of Lender's rights and remedies against or with respect to the Property, or any other rights or remedies of Lender with respect to the Loan, this Agreement, or any of the other Loan Documents.

          (b) Consent to Receiver. If Lender elects to seek the appointment of a receiver for the Property, Borrower shall consent to such appointment and shall otherwise use Borrower's best efforts to cooperate with Lender's attempt to obtain such receiver. Following the appointment of any such receiver, Borrower shall cooperate with Lender and such receiver in effecting a smooth and efficient transition of possession and operation of the Property to the receiver. Specifically, but without limitation of the foregoing, Borrower shall deliver to any such receiver the originals of all tenant leases, plans, specifications, books, records, and other items relating to ownership and operation of the Property which are in the possession or control of Borrower, and shall deliver to such receiver all sums then held by Borrower which were generated from, or with respect to, the Property (including, without limitation, all tenant security deposits) and shall thereafter deliver to such receiver, promptly upon receipt thereof, any income or other proceeds relating in any way to the Property which may thereafter come into the possession of Borrower. This paragraph 9(b) shall be in addition to, and not in lieu of, Lender's rights under Section 6.6 of the Mortgage.

          (c) Cooperation with Foreclosure. In the event Lender elects to institute foreclosure proceedings with respect to the Property, Borrower shall use Borrower's reasonable efforts to cooperate with Lender in such proceedings, and shall use Borrower's reasonable efforts to cooperate with Lender and any third-party purchaser at any foreclosure sale resulting therefrom, to effect a smooth and efficient transition of possession of the Property to the successful purchaser at such sale, as of the date of such sale. Specifically, but without limitation of the foregoing, Borrower shall deliver to Lender all cash and cash deposits held by or on behalf of Borrower as of the date of such sale, together with a cash payment equal in amount to all other gross income, if any, theretofore received by Borrower from or on account of the Property and not theretofore expended by Borrower in connection with the ownership, operation and protection of the Property or paid to Lender or any receiver of the Property, and shall deliver to such purchaser at such sale the originals of all tenant leases, plans, specifications, books, records and other items relating to the Property which are in the possession of Borrower.

     10. Bankruptcy. Borrower warrants and represents to Lender, and covenants and agrees with Lender, as follows:

          (a) No Bankruptcy Intent. Borrower warrants and represents to Lender that Borrower does not have any intent (i) to file any voluntary petition in bankruptcy under any Chapter of the United States Bankruptcy Code, Title 11 U.S.C.A. (the "Bankruptcy Code") or in any manner to seek relief, protection, reorganization, liquidation, dissolution or similar relief for debtors under any local, state, federal or other insolvency laws or laws providing for relief of debtors, or in equity, either at the present time, or at any time hereafter, or
(ii) directly or indirectly to cause any involuntary petition under any Chapter of the Bankruptcy Code to be filed against Borrower or directly or indirectly to cause Borrower to become the subject of any proceedings pursuant to local, state, federal, or other insolvency laws or laws providing for relief of debtors, or in equity, either at the present time, or at any time hereafter, or
(iii) directly or indirectly to cause the Property or any portion thereof or any interest of Borrower in the Property to become the property of any bankruptcy estate or the subject of any local, state, federal or other bankruptcy, dissolution, liquidation or insolvency proceedings, either at the present time or at any time hereafter.

          (b) If a Bankruptcy Occurs. Borrower covenants and agrees that, in the event Borrower or the Property, or any portion thereof, shall be or become the subject of any bankruptcy proceeding or the property of any bankruptcy estate, Lender shall be entitled to obtain upon ex parte application therefor, and without further notice or action of any kind or nature whatsoever, (i) an order from the Bankruptcy Court prohibiting the use of Lender's "cash collateral" (as such term is defined in Section 363 of the Bankruptcy Code) in connection with the Loan, and (ii) an order from the Bankruptcy Court granting immediate relief from the automatic stay pursuant to Section 362 of the Bankruptcy Code so as to permit Lender to exercise all of its rights and remedies pursuant to this Agreement, the other Loan Documents, and at law and in equity. Borrower further covenants not to directly or indirectly oppose or otherwise defend against Lender's effort to obtain relief from the stay and covenants and agrees that Lender shall be entitled to the lifting of the stay without the necessity of an evidentiary hearing and without the necessity of requirement that Lender establish or prove the value of the Property, the lack of adequate protection of Lender's interest in the Property, the lack of any reasonable prospect of reorganization with respect either to Borrower or the Property, or Borrower's lack of equity in the Property.

     11. Governing Law. This Agreement is made pursuant to, and shall be construed under and governed by, the laws of the State of Ohio, except to the extent that the applicability of any such laws may now or hereafter be preempted by Federal law, in which case such Federal law shall so govern and be controlling. If any paragraph, clause or provision of this Agreement is construed or interpreted by a court of competent jurisdiction to be void, invalid or unenforceable, such decision shall affect only those paragraphs, clauses or provisions so construed or interpreted and shall not affect the remaining paragraphs, clauses and provisions of this Agreement.

     12. No Admissions, Waivers or Limitation of Remedies. Borrower expressly acknowledges and agrees that the waivers, estoppels and releases made by Borrower in this Agreement shall not be construed as an admission of wrongdoing, liability or culpability on the part of Lender, or as an admission by Lender of the existence of any claims of Borrower against Lender. Except as specifically and expressly set forth in this Agreement and the other Modification Documents, nothing contained in this Agreement or the other Modification Documents shall constitute a waiver of any rights or remedies of Lender under the Loan Documents or at law or in equity. No delay or failure on the part of any party hereto or to any of the other Modification Documents in the exercise of any right or remedy hereunder or thereunder shall operate as a waiver thereof, and no single or partial exercise of any right or remedy hereunder or thereunder shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action or forbearance by any party contrary to the provisions of this Agreement or of any of the other Modification Documents shall be construed to constitute a waiver of any of the express provisions hereof or thereof. Any party may in writing expressly waive any of such party's rights under this Agreement or under any of the other Modification Documents without invalidating this Agreement or any of the other Modification Documents or any portion hereof or thereof. No right, power or remedy conferred upon or reserved to or by Lender in this Agreement is intended to be exclusive of any other right, power or remedy conferred upon or reserved to or by Lender hereunder, under the other Modification Documents, or under the Loan Documents or at law or in equity, but each and every remedy shall be cumulative and concurrent, and shall be in addition to each and every other right, power and remedy given hereunder, under the other Modification Documents, under the Loan Documents or now or hereafter existing at law or in equity.

     13. Notices. Borrower and Lender acknowledge and agree that, as of the date of this Agreement, the addresses for notices under the Loan Documents, subject to change as provided in the Loan Documents, are as follows:

                        Chase Manhattan Bank, as Trustee
                        c/o Phoenix Home Life Mutual Insurance Company 38 Prospect Street
                        Hartford, CT 06103

and, if given to Borrower, must be addressed as follows, subject to change as provided hereinabove:

                        P.O. Box 1089
                        Greenville, SC  29602
                        Attn: Asset Management Department


      14. WAIVER OF TRIAL BY JURY. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY GIVEN BY LENDER AND RECEIVED BY BORROWER, BORROWER HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER MODIFICATION DOCUMENTS OR THE LOAN DOCUMENTS.

      15.    Future Negotiations.  Borrower acknowledges and agrees that
(i) Lender has no obligation whatsoever to discuss, negotiate or to agree to any restructuring of the Loan, or any modification, amendment, restructuring or reinstatement of the Loan Documents or to forbear from exercising its rights and remedies under the Loan Documents; (ii) that if there are any future discussions among Lender and Borrower concerning any such restructuring, modification, amendment or reinstatement, then no restructuring, modification, amendment, reinstatement, compromise, settlement, agreement or understanding with respect to the Loan, the Loan Documents, the Property or any aspect thereof, shall constitute a legally binding agreement or contract or have any force or effect whatsoever unless and until reduced to writing and signed by authorized representatives of the parties hereto, and that none of the parties hereto shall assert or claim in any legal proceedings or otherwise that any such agreement exists except in accordance with the terms of this section.

      16. Modifications. The terms of this Agreement and the other Modification Documents and the Loan Documents may not be changed, modified, waived, discharged or terminated orally, but only by an instrument or instruments in writing, signed by the party against whom the enforcement of the change, modification, waiver, discharge or termination is asserted.

      17. Miscellaneous. In this Agreement, the singular includes the plural and the plural includes the singular. The headings of the paragraphs and sections of this Agreement are for the convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof or thereof. This Agreement shall not in any respect be interpreted, deemed or construed as making Lender a partner or joint venturer with Borrower, nor shall it be interpreted, deemed or construed as making Lender the agent or representative of Borrower. In no event shall Lender be liable for debts or claims accruing or arising against the Borrower. The relationship of Lender to Borrower is that of "lender" and "borrower." Time is of the essence of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instruments. This Agreement applies to, inures to the benefit of, and binds Borrower and Lender and their respective heirs, legatees, devisees, administrators, executors, successors and assigns. Except as expressly herein provided, the covenants, acknowledgments, representations, agreements and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


                              BORROWER:

                              ANGELES PARTNERS XII, a
                              California limited partnership

                              By: Angeles Realty Corporation II, a California corporation, its Managing General Partner

                                   By:   /s/ Robert D. Long, Jr.
                                         Robert D. Long, Jr.
                                         Vice President

                                    (CORPORATE SEAL)


                              LENDER:

                              CHASE MANHATTAN BANK, successor by merger to Chemical Bank, As Trustee under that certain Pooling and Servicing Agreement dated November 1, 1993, for Commercial/Multifamily Mortgage Pass-Through Certificates, Series 1993-1

                              By: Lennar Partner, Inc., a Florida corporation, as attorney-in-fact

                                   By:  /s/ Ronald E. Schrager
                                   Title: Vice President

                                   (CORPORATE SEAL)


                                   EXHIBIT A

                         LIST OF MODIFICATION DOCUMENTS



      The Modification Documents are the following documents and instruments, all dated of even date with this Agreement:

      1.     This Agreement

      2. Modification of Mortgage and Security Agreement and Assignment of Lessor's Interest in Lease(s), between Borrower and Lender

      3.     Closing Statement, between Borrower and Lender





                              CONSENT AND JOINDER


      The undersigned Insignia Residential Group, L.P., being the "Management Company" referenced in paragraph 7 of the Reinstatement and Modification Agreement to which this Consent and Joinder is attached, hereby executes and delivers this Consent and Joinder and joins in said Reinstatement and Modification Agreement for the purpose of consenting to and agreeing to be bound by the provisions of said paragraph 7 of said Reinstatement and Modification Agreement, and solely for such purpose.

                                    INSIGNIA RESIDENTIAL GROUP, L.P.
                                    By:  Insignia Residential Corporation

                                    By:     /s/  John Lines
                                            Title:  Vice President & Secretary

                                            December 31, 1997